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                                                                 Exhibit 3(ii)

                                   BY-LAWS OF

                               HARRIS CORPORATION




                         AS IN EFFECT FEBRUARY 23, 1996


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                                   BY-LAWS OF
                               HARRIS CORPORATION

                                   ARTICLE I.
                                    OFFICES.

         The principal office of the Company shall be in the City of Wilmington, County of Newcastle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

         The Company may also have offices at such other places as the Board of Directors from time to time may determine.

                                  ARTICLE II.
                           MEETINGS OF SHAREHOLDERS.

         Section 1. Place of Meeting. All meetings of shareholders for the election of directors or for any other purposes whatsoever shall be held at the office of the Company in the City of Wilmington, Delaware, or elsewhere within or without the State of Delaware, as may be decided upon from time to time by the Board of Directors and indicated in the notice of the meeting.

         Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Friday in October of each year or upon such other date as the Board of Directors may at any time otherwise determine and at the time as shall be decided by the Board of Directors and indicated in the notice of the meeting. The Board of Directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting, or as may be properly brought before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders may be held on any business day when called by the Chairman of the Board, the President, the Board of Directors, a majority of the Directors acting without a meeting, or the holders of the specified percentage of any class of stock entitled under the Certificate of Incorporation of the Company to call such meetings.

         Section 4. Notice of Meetings. A written or printed notice of every annual or special meeting of the shareholders stating the time and place and the purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, which notice unless served upon a shareholder in person shall be mailed to his last address appearing on the books of the Company at least ten (10) days prior to the date of the meeting. It shall be the duty of the Secretary to give written notice of the annual meeting, and of each special meeting when requested so to do by the officer, directors or shareholders calling such meeting. Any shareholder may waive in writing any notice required to be given by law or under these By-Laws and by attendance


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or voting at any meeting without protesting the lack of proper notice shall be deemed to have waived notice thereof.

         Section 5. Shareholder List. A complete list of the shareholders entitled to vote at every election of directors, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by or at the instance of the Secretary and filed in the office where the election is to be held, at least ten (10) days before every election, and shall at all times during the usual hours for business in said ten (10) day period and during the time of said election be open to examination by any shareholder.

         Section 6. Voting and Proxies. At all meetings of shareholders, only such shareholders shall be entitled to vote, in person or by proxy, who appear upon the records of the Company as the holders of shares at the time possessing voting power, or if a record date be fixed as hereinafter provided, those appearing as such on such record date. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such shareholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period.

         Section 7. Quorum and Adjournments. Except as may otherwise be required by law or by the Certificate of Incorporation or by these By-Laws, the holders of a majority of the shares entitled to vote at a shareholders' meeting shall constitute a quorum to hold such meeting; provided, however, that any meeting, whether or not a quorum is present or otherwise, may, by vote of the holders of a majority of the voting shares represented thereat, adjourn from time to time and from place to place in the county wherein said meeting was originally called without notice other than by announcement at such meeting.

         Section 8. Advance Notice of Shareholder Proposals. At any annual or special meeting of shareholders, persons nominated for election as directors by shareholders and other proposals by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such nominations or proposals are otherwise proper for consideration under applicable law and the Certificate of Incorporation and By-Laws of the Company. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the Company at any meeting of shareholders shall be delivered to the Secretary of the Company at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than 10 days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Company shall convene the annual meeting on the fourth Friday in October of such year. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and

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setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Company beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth: (i) the name of the person to be nominated;
(ii) the number and class of all shares of each class of stock of the Company beneficially owned, if any, by such person; (iii) the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company); (iv) such person's signed consent to serve as a director of the Company if elected; and (v) such shareholder's name and address and the number and class of all shares of each class of stock of the Company beneficially owned by such shareholder. "Beneficially owned" shares shall include shares owned by such shareholder's affiliates and associates (as such terms are defined in the Securities Exchange Act of 1934) together with such shares as such shareholder, its affiliates and associates have the right to become beneficial owners pursuant to any understanding, agreement, warrants, options or rights to convert or exchange whether such rights are exercisable immediately or after passage of time or occurrence of conditions. The person presiding at the meeting, in addition to making other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

                                  ARTICLE III.
                              BOARD OF DIRECTORS.

         Section 1. Number. The Board of Directors shall consist of not less than eight nor more than thirteen members as may be determined by the Board of Directors. After any such determination, the number so determined shall continue as the authorized number of members of the Board until the same shall be changed as aforesaid. Directors need not be shareholders.

         Section 2. Manner of Election. At each meeting of the shareholders called for the purpose of electing directors, the persons receiving the greatest number of votes shall be the directors. Such election shall be by ballot.

         Section 3. Tenure; Vacancies. Directors shall hold office until the annual meeting next following their election or until their successors are respectively elected and qualified; subject, however, to prior resignation, death or removal as provided by law. Any director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors, to be effective upon its acceptance by the Board, or in writing to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in such writing. Vacancies in the Board of Directors may be filled for the unexpired term by a majority vote of the remaining directors, though less than a majority of the total authorized number of directors; provided, however, that if the remaining directors shall

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constitute less than such majority, a special meeting of the shareholders for the purpose of electing directors may be called by the holders of not less than 10% of the total number of outstanding shares having the right to vote for directors. The person or persons elected at such meeting of the shareholders shall displace any person or persons who may theretofore have been elected by the remaining directors as aforesaid.

         Section 4. Organization Meeting. Immediately after each annual meeting of the shareholders or special meeting held in lieu thereof, the newly elected Board of Directors, if a quorum is present, shall hold an organization meeting at the same place for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If, for any reason, said organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

         Section 5. Regular Meetings. Regular meetings of the Board of Directors for the transaction of any business may be held at such times and places as may be determined by the Board of Directors. The Secretary shall give to each director at least five (5) days written notice of each such meeting.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon call by the Chairman of the Board, the President or any five directors. Notice of each such meeting shall be given to each director by letter, telegram or telephone or in person not less than two (2) days prior to such meeting; provided, however, that such notice shall be deemed to have been waived by the directors attending or voting at any such meeting, without protesting the lack of proper notice, and may be waived in writing or by telegram by any director either before or after such meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at such meeting.

         Section 7. Quorum. At all meetings of the Board of Directors a majority of the directors in office at the time shall constitute a quorum for the transaction of business, but in no case shall such quorum be less than one-third of the total authorized number of directors.

         Section 8. Compensation. If so determined by the Board of Directors, all or any members of the Board of Directors or of any committee of the Board shall be paid for their services in such capacities either a fixed sum for attendance at each meeting of the Board or of such committee or such other amount as may be determined from time to time by the Board of Directors; and such compensation may be in addition to that received by any director or any member of a committee as an officer or employee of the Company. Non-resident members may be reimbursed for expenses reasonably incurred by them in traveling to and from such meetings.


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                                  ARTICLE IV.
                                  COMMITTEES.

         The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company, which to the extent provided in said resolution or resolutions or in the By-Laws of the Company shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Company or as may be determined from time to time by resolution adopted by the Board of Directors.

                                   ARTICLE V.
                                   OFFICERS.

         Section 1. Officers Designated. The officers of the Company shall be elected by the Board of Directors at their organization meeting or any special meeting. The chief executive officers of the Company shall consist of the Chairman of the Board, the President, and the Vice President-General Manager, if any. In addition thereto, the officers shall include such number of Vice Presidents as the Board may choose to elect, the Secretary, the Treasurer, and if so determined by the Board of Directors, a Controller. In their discretion the Board of Directors may elect one or more Assistant Secretaries and Assistant Treasurers and any other additional officers. The Chairman of the Board and the President shall be elected from among the directors. The other officers may but need not be elected from among the directors. Any two offices may be held by the same person, but in any case where the action of more than one officer is required no one person shall act in more than one capacity.

         Section 2. Tenure of Office. The officers of the Company shall hold office until the next organization meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by the vote of the majority of the directors in office at the time. A vacancy in any office may be filled by election by the Board of Directors.

         Section 3. Powers and Duties of Officers in General. The powers and duties of the officers shall be exercised in all cases subject to such directions as the Board of Directors may see fit to give. The respective powers and duties hereinafter set forth are subject to alteration by the Board of Directors. The Board of Directors is also authorized to delegate the duties of any officer to any other officer, employee or committee and to require the performance of duties in addition to those provided for herein. Subject to such directions, if any, as the Board of Directors may give from time to time, the chief executive officers of the Company are authorized to establish and to modify from time to

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time an Organization Plan defining the respective duties and functions of the officers of the Company.

         Section 4. Chairman of the Board. The Chairman of the Board shall preside at meetings of the shareholders and of the Board of Directors and shall initiate and develop broad Company policies.

         Section 5. President. In the absence or non-election of a Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors. He shall have general responsibility for the major functions of the business of the Company.

         Section 6. Vice Presidents. In the absence or disability of the President, the Vice Presidents, in the order designated by the Board of Directors, shall perform the President's duties. If so determined by the Board of Directors, one Vice President may also be designated as General Manager, another as Vice President in Charge of Sales, and other Vice Presidents as managers of specified divisions or sales districts of the Company or as being in charge of specified functions.

         Section 7. Secretary, Treasurer and Controller. The Secretary, the Treasurer, and the Controller (if any) shall perform such duties as are indicated by their respective titles, subject to the provisions of Section 3 of this Article. The Secretary shall have the custody of the corporate seal.

         Section 8. Other Officers. All other officers shall have such powers and duties as may be prescribed by the Board of Directors, or, in the absence of their action, by the chief executive officers of the Company or by the respective officers having supervision over them.

         Section 9. Compensation. The Board of Directors is authorized to determine, or to provide the method of determining, or to empower a special committee of its members to determine, the compensation of all officers.

         Section 10. Bond. Any officer, if so required by the Board of Directors, shall furnish a fidelity bond in such sum and with such security as the Board of Directors may require.

         Section 11. Signing Checks and Other Instruments. The Board of Directors is authorized to determine or provide the method of determining the manner in which deeds, contracts and other obligations and instruments of the Company shall be signed. However, persons doing business with the Company shall be entitled to rely upon the action of the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer or the Controller in executing contracts and other obligations and instruments, other than deeds, of the Company as having been duly authorized and to rely upon the action of any two of said officers in executing deeds in the name of the Company as


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having been duly authorized. The Board of Directors of the Company is authorized to designate or provide the method of designating depositaries of the funds of the Company and to determine or provide the method of determining the manner in which checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

                                  ARTICLE VI.
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Each person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another enterprise (and his heirs, executors and administrators) shall be indemnified by the Company against reasonable expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred by him in his capacity as a director or officer or arising out of his status as such, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,

         (1) to the extent, and according to the procedures and requirements, set forth in the General Corporation Law of Delaware and, in addition,

         (2) to the extent authorized upon a determination that such person acted in good faith and is fairly and reasonably entitled to be indemnified in view of all the circumstances, such determination, including the authorized extent of indemnification, to be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel selected by the Board of Directors of the Company in a written opinion, or (c) by the shareholders.

                                  ARTICLE VII.
                                CORPORATE SEAL.

         The corporate seal, circular in form, shall have inscribed thereon the name of the Company and the words "Corporate Seal--Delaware."

                                 ARTICLE VIII.
                                 RECORD DATES.

         The Board of Directors may close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of the shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, or in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for


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the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, or to give such consent, and in such case such shareholders, and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent as the case may be, notwithstanding any transfer of any shares on the books of the Company after any such record date fixed as aforesaid.

         Unless the transfer of the Company shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, as hereinabove provided, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the Company within twenty (20) days next preceding such election of directors.

                                  ARTICLE IX.
                                  FISCAL YEAR.

         The fiscal year of the Company shall end on June 30 unless and until the Board of Directors shall otherwise determine.

                                   ARTICLE X.
                                  AMENDMENTS.

         These By-Laws may be altered, repealed, or amended in any respect or superseded by new By-Laws in whole or in part by the affirmative vote of the holders of a majority of the shares entitled to vote thereon at any annual or special meeting of the shareholders, if notice of the proposed alteration, repeal, or amendment be contained in the notice of the meeting. These By-Laws may also be amended by the affirmative vote of the majority of the directors then comprising the Board of Directors.





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                              CERTIFICATE

        I hereby certify that the foregiong is a true and correct copy of the By-Laws of Harris Corporation as in effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Harris Corporation this__________day of _____________, 19______.






                                ___________________________________________
                                (Assisstant) Secretary of Harris Corporation





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